Exhibit 99.1
Contact:
Scott Solomon
Vice President
Sharon Merrill Associates, Inc.
617.542.5300
cyno@investorrelations.com
CYNOSURE POSTS RECORD 52% INCREASE IN FOURTH QUARTER REVENUES
New Products and Expanded Distribution Drive Record Operating Profits
Westford, Mass., February 13, 2007 – Cynosure, Inc. (NASDAQ: CYNO), a leading developer and manufacturer of a broad array of light-based aesthetic treatment systems, today announced financial results for the quarter and year ended December 31, 2006.
Fourth Quarter 2006 Financial Results
Revenues increased 52% to a record $24.6 million from $16.1 million for the fourth quarter of 2005. Gross profit margin increased 380 basis points to 59.7% of total revenues compared with 55.9 % for the same period in 2005. Fourth quarter 2006 net income was $1.5 million, or $0.13 per diluted share, which included approximately $0.9 million in stock-based compensation expense. Fourth quarter 2005 net income, which included a $1.3 million deferred income tax benefit, was $2.5 million or $0.29 per diluted share. Non-GAAP net income, which excludes the stock-based compensation expense and deferred income tax benefit, was $2.5 million, or $0.21 per diluted share, for the fourth quarter of 2006 compared with $1.1 million, or $0.12 per diluted share, in the fourth quarter of 2005. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to Non-GAAP results for the three and 12 months ended December 31, 2006 and 2005.
“We delivered an outstanding quarter, with record top-line growth and gains in operating profitability,” said Cynosure President and Chief Executive Officer Michael Davin. “Driven by market penetration across our flagship laser systems, early market adoption of our newly-launched AffirmTM Anti-Aging System and an expanded distribution platform, Cynosure achieved revenue growth of more than 50% as compared to the fourth quarter of 2005. Market demand for the Affirm system has exceeded our expectations for the quarter. With our continued shift toward higher-margin products and ongoing operational efficiencies, we generated a substantial increase in gross margins year over year, even with the royalty payments that we began to pay in the fourth quarter.

“Since its launch in the third quarter, we believe Affirm has gained considerable traction in the marketplace,” said Davin. “Affirm’s ease of use, versatility and treatment speed set it apart from competing devices. Our proprietary disposable microlens array, included with the Affirm system workstation, offers physicians and clinicians the ability to treat patients more rapidly than conventional products. With this month’s introduction of the 1320nm Nd:YAG laser for deep heating, the Affirm system now incorporates three energy sources and represents the most versatile aesthetic treatment product for anti-aging in the market today.
“We believe our strong fourth quarter results were also due to our strength across our worldwide distribution channels, coupled with our success in establishing strategic alliances with recognized leaders in the aesthetic market,” Davin said. “North America sales accounted for 56% of our laser revenue, while the remaining 44% was attributable to international markets. We expanded our presence in China by establishing a wholly-owned subsidiary through a previous joint venture. In the United Kingdom, we benefited from our position as the exclusive technology provider for new skin treatment clinics being opened by sk:n Ltd.
“Across our geographic footprint, we believe our flagship products continue to resonate with our customers,” Davin said. “Our latest entry into the marketplace – the Smartlipo™ system – is generating sizeable interest among the patient population. The addition of the Smartlipo system to our product suite now enables our customers to offer a minimally invasive liposuction alternative to patients who want to remove unwanted fat.”
Recent Highlights
Since the end of the third quarter of 2006, Cynosure:
•	Debuted a new 1320nm wavelength Nd:YAG laser for its flagship Affirm™ workstation at the American Academy of Dermatology’s 2007 Annual Meeting. The new laser complements the range of treatment options now possible on the Affirm workstation to include tissue tightening as a result of tissue coagulation, in addition to fractional micro-rejuvenation and discoloration.

•	Received FDA clearance and launched its Smartlipo™ system for laser assisted lipolysis, or LaserBodySculptingSM, a procedure that disrupts fat cells and causes coagulation of the tissue leading to skin tightening. The company recently signed an exclusive distribution agreement for its SmartlipoTM laser lipolysis system with Eclipse Medical Ltd., a leading distributor of aesthetic high-tech medical devices and supplies. Under the three-year agreement, Eclipse Medical will have exclusive distribution rights for the Smartlipo system in a four-state region in the southern United States.

•	Received Class III medical device license approval from Health Canada to market and sell its flagship Affirm™ laser system in Canada. The Affirm system is a single platform, multi-energy technology designed for anti-aging applications, including skin rejuvenation and treatments for wrinkles, skin texture and discoloration.

•	Was selected by American Laser Centers, a leading U.S. provider of laser hair removal, skin rejuvenation and cellulite reduction therapy, to provide fractional anti-aging technology through Cynosure’s Affirm™ aesthetic workstation.

•	Strengthened its position in China’s fast-growing aesthetic treatment systems market by acquiring the remaining 48% interest in Suzhou Cynosure Medical Devices, Co., a joint venture with Suzhou 66 Vision-Tech Co., Ltd., and began operating “Cynosure China,” as a wholly owned subsidiary.

•	Entered into a patent cross-license agreement with Palomar Technologies, Inc. to obtain a non-exclusive license to integrate into the Cynosure product line certain hair removal technology covered by specified U.S. and foreign patents held by Palomar. In the cross-license agreement, Palomar obtained a non-exclusive license under certain U.S. and foreign patents held by Cynosure.
2006 Financial Results
For full-year 2006, revenues increased 39% to $78.4 million from $56.3 million in 2005. Cynosure’s gross profit margin grew to 58.0% in 2006 from 54.1% for full-year 2005. In 2006, Cynosure recorded a GAAP net loss of $0.7 million, or $0.06 per diluted share, compared with net income of $4.2 million, or $0.54 per diluted share, for the same period in 2005. Results for 2006 included a $10.0 million royalty payment to Palomar, $2.5 million in stock-based compensation expense and a $1.1 million expense recorded to inventory and uncollectible accounts receivable resulting from the termination of two agreements associated with Cynosure’s legacy relationship with Sona MedSpa International. Results for 2005 included a $1.3 million deferred income tax benefit and $0.5 million in stock-based compensation expense. On a non-GAAP basis, excluding the effect of the royalty payment to Palomar, stock-based compensation expense and the Sona MedSpa-related charges, net income for 2006 was $7.7 million, or $0.63 per diluted share, compared with $2.8 million, or $0.37 per diluted share, for 2005. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to Non-GAAP results for the three and 12 months ended December 31, 2006 and 2005.
Business Outlook
“Our success in 2006 was powered by high margin products, a diverse customer base and an expansive distribution network,” Davin concluded. “More than 98% of our 2006 revenue was generated by products introduced in the past two-and-a-half years, reflecting our commitment to innovate and transform our clients’ businesses by providing solutions for the latest aesthetic treatments. That philosophy underlies the new corporate identity and branding initiative we launched this month. Based on the strength of our established flagship products and the early market reception to our Affirm and Smartlipo systems, we are excited about our prospects in 2007.”
Use of Non-GAAP Financial Measures
To supplement Cynosure’s consolidated financial statements presented in accordance with GAAP, this press release uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP net income and non-GAAP diluted earnings per share. For the three months ended December 31, 2006, these non-GAAP measures exclude $863,000 in stock-based compensation expense. For the 12 months ended December 31, 2006, these non-GAAP measures exclude charges of $10 million related to the Palomar agreement, $667,000 related to the write-down of inventory, $463,000 in uncollectible accounts receivable and $2.5 million in stock-based compensation expense. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs. For more information on these non-GAAP financial measures, please see the non-GAAP data included at the end of this release. This data has more details of the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.
Conference Call
Cynosure will host a conference call for investors today at 9:00 a.m. ET. On the call, Michael Davin and Timothy Baker, the company’s executive vice president and chief financial officer, will discuss the fourth-quarter and full-year 2006 financial results, provide a business update and discuss the company’s growth strategy.
Those who wish to listen to the conference call webcast should visit the “Investor Relations” section of the company’s website at www.cynosure.com. The live call also can be accessed by dialing (800) 289-0518 or (913) 981-5532 (confirmation code: 9140300). If you are unable to listen to the live call, the webcast will be archived on the company’s website for 30 days.
About Cynosure, Inc.
Cynosure, Inc. develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular lesions, rejuvenate skin through the treatment of shallow vascular and pigmented lesions, laser lipolysis and temporarily reduce the appearance of cellulite. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulsed dye, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991.
For corporate or product information, contact Cynosure at 800-886-2966, or visit www.cynosure.com.

Safe Harbor
Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including statements about the company’s expectations and future financial performance, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including Cynosure’s history of operating losses, its reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, timing of the company’s international launch of the Affirm system, changes in consumer preferences, competition in the aesthetic laser industry, economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, while Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income

(In thousands, except per share data and unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(unaudited)
Revenues	$24,575	$16,141	$78,401	$56,262
Cost of revenues	9,905	7,119	32,920	25,843

Gross profit	14,670	9,022	45,481	30,419

Operating expenses
Selling and marketing	8,234	5,087	26,213	17,506
Research and development	1,218	868	4,673	3,199
General and administrative	2,757	1,356	8,975	5,103
Royalty settlement	—	—	10,000	—

Total operating expenses	12,209	7,311	49,861	25,808

Income (loss) from operations	2,461	1,711	(4,380)	4,611

Interest income (expense), net	516	129	2,579	89
Other income (expense), net	310	(125)	931	(368)

Income (loss) before income taxes	3,287	1,715	(870)	4,332

Income tax provision (benefit)	1,753	(827)	(266)	102
Minority interest in net income of subsidiary	4	12	46	70

Net income (loss)	$1,530	$2,530	$(650)	$4,160

Diluted net income (loss) per share	$0.13	$0.29	$(0.06)	$0.54

Diluted weighted average shares outstanding	12,193	8,814	11,084	7,715

Basic net income (loss) per share	$0.14	$0.34	$(0.06)	$0.64

Basic weighted average shares outstanding	11,151	7,395	11,084	6,522

Non-GAAP data
Gross Profit	$14,670	$9,022	$45,481	$30,419
Sona - inventory writedown	—	—	667	—
Stock-based compensation	3	26	82	63

Non-GAAP Gross Profit	14,673	9,048	46,230	30,482

Operating Expenses:	12,209	7,311	49,861	25,808
Sona - provision for doubtful account	—	—	(463)	—
Royalty settlement	—	—	(10,000)	—
Stock-based compensation	(860)	(80)	(2,392)	(406)

Non-GAAP Operating Expenses	11,349	7,231	37,006	25,402

Non-GAAP Income from Operations	3,324	1,817	9,224	5,080

Interest income (expense), net and other income	826	4	3,510	(279)

Non-GAAP Income before income taxes	4,150	1,821	12,734	4,801
Non-GAAP provision for income taxes	1,639	719	5,030	1,896
Minority Interest	4	12	46	70

Non-GAAP Net income	$2,507	$1,090	$7,658	$2,835

Non-GAAP diluted net income per share	$0.21	$0.12	$0.63	$0.37

Diluted weighted average shares outstanding	12,193	8,814	12,143	7,715

Condensed Consolidated Balance Sheet

(In thousands and unaudited)

	December 31,
	2006	2005
Assets:
Cash, cash equivalents and marketable securities	$57,246	$64,646
Accounts receivable, net	19,871	13,552
Amounts due from related parties	335	72
Inventories	17,624	14,140
Deferred tax asset, current portion	2,604	1,804
Prepaid expenses and other current assets	4,977	737

Total current assets	102,657	94,951
Property and equipment, net	5,662	4,424
Other noncurrent assets	1,247	793

Total assets	$109,566	$100,168

Liabilities and stockholders’ equity:
Short-term loan	$167	$161
Accounts payable and accrued expenses	17,063	10,682
Amounts due to related parties	1,052	960
Deferred revenue	3,476	3,626
Capital lease obligations	439	295

Total current liabilities	22,197	15,724

Capital lease obligations, net of current portion	1,069	814
Deferred revenue, net of current portion	311	123
Other long-term liabilities	119	42
Minority interest in consolidated subsidiary	—	314

Total stockholders’ equity	85,870	83,151

Total liabilities and stockholders’ equity	$109,566	$100,168